Exhibit 3 (b)
                 CAROLINA TELEPHONE AND TELEGRAPH COMPANY

                                 BYLAWS

                          --------------------

                                ARTICLE I

                         Meeting of Shareholders


                  Section 1. Place of Meetings. All meetings of the Shareholders shall be held at a public office of the Company or at such other place as may be designated in the notice of the meeting.

                  Section 2. Annual Meeting. The meeting of shareholders shall be held annually in March of each year, at such date and hour as may be designated in the notice of the meeting.

                  Section 3. Special Meetings. A special meeting of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the Executive Committee, or the President, and the Chairman of the Board, the Vice-Chairman of the Board, or the President shall call a special meeting whenever he is requested in writing to do so by two Directors or by shareholders representing not less than one-tenth of the outstanding shares entitled to vote at such meeting. Such request shall specify the time and object of such meeting.

                  Section 4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (except in those cases in which longer notice is required by statute) nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Vice-Chairman of the Board, the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the record of shareholders of the corporation, with postage thereon prepaid. Failure of any shareholder or shareholders to receive notice of any meeting shall not invalidate the meeting.

                  Section 5. Quorum and Conduct of Meetings. At all meetings of the Shareholders a majority in interest of the shares entitled to vote thereat shall constitute a quorum, except where by law a greater interest is required but a less number may adjourn the meeting to a day specified.

                  Each Shareholder entitled to vote shall be entitled to one vote for each share of stock standing in his name on the books of the Company; and any Shareholder entitled to vote may vote in person or by proxy.

                  Elections  by   Shareholders   may  be  by  ballot  or  shares
represented in person or by proxy may be polled and vote recorded.

                  Except as otherwise provided by law, at any duly constituted meeting, the vote of a majority in interest of the shares represented and entitled to vote shall be sufficient to pass any measure.

                                  ARTICLE II

                              Board of Directors

                  Section 1. Election, Qualification, Vacancies, Compensation. The affairs of the Company shall be managed by a Board of three (3) directors, all of whom shall be elected at the annual meeting of the stockholders, or at any meeting held in lieu of the annual meeting for that purpose, and shall serve until their respective successors are elected.

                  Directors need not be Shareholders; and they shall hold their offices for one year and until their successors are elected and qualify.

                  Vacancies  in  the  Board  may  be  filled  by  the  remaining
Directors.

                  Beginning with the annual meeting in March 1993, no person shall be eligible, after said person shall have reached the age of sixty-five years, for election or re-election as a member of the Board of Directors or for election to fill a vacancy in the Board. A person elected for a term prior to reaching the age of sixty-five years shall be eligible to complete that term, even though he becomes sixty-five years old during the term.

                  Any person reaching the age of sixty-five years while a Director, or any person who resigns as a Director prior to reaching that age, may thereafter be elected a Director Emeritus. Directors Emeriti shall not be members of the Board of Directors and shall serve in an advisory capacity only and without compensation. They may attend meetings of the Board of Directors but shall not be entitled, as a matter of right, to notice thereof, shall have no right to vote thereat, and shall not be charged with the responsibilities nor be subject to the liabilities of Directors.

                  Beginning March 6, 1992, each director shall be entitled to be reimbursed for his expenses incurred in connection with attending meetings of the Board of Directors and shall be paid a retainer fee of $4,200 per annum, payable quarterly, and in addition shall be paid $500 for each meeting attended, except that no director who is also an officer or employee of the Company or of United Telecommunications, Inc. shall receive an annual retainer fee or attendance fee.

                  Section  2.  Place  of  Meetings.  Meetings  of the  Board  of
Directors shall be held at a public office of the Company, or at such other place, either inside or outside the State of North Carolina, as may designated in the notice of the meeting.

                  Section 3. Stated, Regular and Special Meetings. A meeting of the Board of Directors for the election of officers and transaction of general business shall be held as soon as practicable, but not later than thirty days after the annual meeting of the shareholders.

                  Regular meetings of the Board may be held at any time and place within or without the State of North Carolina, monthly, bimonthly, quarterly, or otherwise, in accordance with resolutions or other actions by the Board, or as called by the Chairman of the Board, the Vice-Chairman of the Board, or the President.

                  Special meetings of the Board may be called at any time by the Chairman of the Board, the Vice-Chairman of the Board, or by the President, and shall be called by the President or Secretary forthwith upon request in writing signed by two or more Directors and specifying the object of the meeting.

                  The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present; in his absence the Vice-Chairman of the Board, and in the absence of both, the President shall preside at such meetings, or in his absence the Board shall elect one of its members to preside.

                  Section 4. Notice of Meetings. Notice of the time and place of all meetings of the Board shall be given to each Director at least three days before such meeting, personally or by mail, messenger, telephone or telegraph, and shall in the case of special meetings, state the object of such meetings.

                  If the meeting for the election of officers and transactions of general business be held immediately after the annual meeting of Shareholders, no notice thereof shall be necessary, but if such meeting be held not later than two days after the annual meeting of the Shareholders, notice thereof shall be given in the manner foresaid to each Director at least twenty-four hours before such meeting.

                  Section 5. Quorum. A majority of the number of Directors fixed by the Bylaws shall constitute a quorum for the transaction of business, except as may be otherwise provided in these Bylaws; a less number may adjourn a meeting to any specified time and place. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


                                   ARTICLE III

                               Executive Committee

                  Section 1. Designation and Powers. The Board of Directors may designate from its membership an Executive Committee to consist of the Chairman of the Board, if such office be filled at the time of such designation, and not more than six of its members including the President.

                  The Chairman of the Board shall be Chairman Ex-officio of the Executive Committee and shall preside at all meetings of the Committee at which he is present. In his absence the Vice-Chairman of the Board and in the absence of both, the President shall preside at such meetings. If the offices of Chairman of the Board and Vice-Chairman of the Board are vacant the President shall be Chairman Ex-officio of the Committee and shall preside at meetings of the Committee. If the Chairman of the Board, the Vice-Chairman of the Board and the President are absent the President may designate a member of the Committee to preside or the Committee may elect one of its members to preside at such meeting.

                  Except as otherwise provided by law, the Executive Committee shall have and exercise all the powers of the Board of Directors in the intervals between the meetings of the Board.

                  The Executive Committee shall meet upon call of the Chairman of the Board, the Vice-Chairman of the Board or the President, at such time and place as may be designated and upon such notice as shall be deemed reasonable. Such notice may be given personally, by mail, messenger, telephone or telegraph.

                  At any meeting of the Executive Committee a majority shall constitute a quorum.

                  Section 2. Records. Minutes of all meetings of the Executive Committee shall be kept and recorded by the Secretary and shall be reported from time to time to the Board of Directors.

                  Section 3. Compensation. Each Executive Committee member shall be entitled to be reimbursed for his expenses incurred in connection with attending meetings of the Executive Committee, except that no member of the Executive Committee who is also an officer of the Company or of United Telecommunications, Inc. shall be so reimbursed if he is otherwise reimbursed by the Company or by United Telecommunications, Inc.




                                   ARTICLE IV

                                    Officers

                  Section 1. Titles and Elections. The officers of the Company shall be elected by the Directors and shall consist of a President, chosen from the Board, such Vice Presidents as the Board may determine, a Secretary and Treasurer. The Board may elect, if it so desires, a Chairman of the Board and a Vice Chairman of the Board whose duties shall be as provided elsewhere in these Bylaws.

                  The Board of Directors or the Executive Committee may elect a Controller and may appoint such other officers, assistant officers and agents as the Board of Directors or the Executive Committee may consider necessary, who shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, or the President, or the principal executive officer to whom such assistant officer or agent reports.

                  All officers and agents elected or appointed by the Board of Directors or the Executive Committee may be removed at the pleasure of the Board of Directors or the Executive Committee.

                  More than one office may be held by one person, but no officer may act in more than one capacity where action of two or more officers is required.

                                    ARTICLE V

                              Chairman of the Board

                  Section 1. Powers and Duties. The Chairman of the Board shall, if so designated by the Board of Directors, be the Chief Executive Officer of the Company and shall preside at all meetings of the Board of Directors and of the Shareholders at which he is present and have such powers and perform such other duties as may be delegated to him by the Board of Directors. In the absence of the Chairman at any meeting of Directors or of Shareholders, the Vice-Chairman of the Board, or in the absence of both, the President shall preside.

                                   ARTICLE VI

                                    President

                  Section 1. Powers and Duties. The President shall have general supervision over the business of the Company and its employees, and shall report to the Board of Directors or the Executive Committee from time to time upon the operation and affairs of the Company, as may be required of him by the Board or the Executive Committee. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the Company. In the absence of the Chairman and the Vice-Chairman the President shall preside at meetings of Directors and of Shareholders. If the Chairman of the Board has been designated as Chief Executive Officer, the President shall report to him.

                  He shall have such other powers and perform such other duties as may be delegated to him by the Board of Directors and the Executive Committee.

                  Section 2. He may appoint and remove, or cause the appointment or removal of all officers and agents of the Company not elected or appointed by the Board of Directors or the Executive Committee.

                  He shall have such other powers and perform such other duties as usually appertain to the office in business corporations or as may be delegated to him by the Board of Directors or the Executive Committee.

                                   ARTICLE VII

                                 Vice Presidents

                  Section 1. Powers and Duties. Each Vice President shall have such powers and perform such duties as may be delegated to him by the Board of Directors, the Executive Committee or the President.

                                  ARTICLE VIII

                                    Secretary

                  Section 1. Powers and Duties. The Secretary shall send all requisite notices of meetings of the Shareholders, the Board of Directors, and the Executive Committee.

                  He shall attend all meetings of the Board of Directors and of the Executive Committee and shall keep a true and faithful record of the proceedings. He shall also attend all meetings of Shareholders and shall act as Secretary of such meetings and shall keep a true and faithful record of the proceedings. In the absence of the Secretary at any meeting of Shareholders, an Assistant Secretary or other person may be appointed by the presiding officer of such meeting to perform the duties of the Secretary.

                  He shall have custody of the seal of the Company, and of all records, books, documents, and papers of the Company, except those required to be in the custody of the Treasurer or the Controller, and except such subsidiary records as may be kept in the departmental offices.

                  He shall sign and execute all documents which require his signature and execution, and shall affix the seal of the Company thereto and attest the same when necessary.

                  He shall have other powers and perform such other duties as usually appertain to the office in business corporations, or as may be delegated to him by the Board of Directors, the Executive Committee, or the President.

                  The Secretary shall report to the President or to such Vice President as the President may from time to time designate.

                  Section 2. Assistant Secretaries. Any Assistant Secretary, in the absence or inability of the Secretary, may exercise the powers and perform the duties of the Secretary. The Assistant Secretaries shall have such other powers and perform such other duties as may be delegated to them by the Board of Directors, the Executive Committee, the President or the Secretary.

                                   ARTICLE IX

                                    Treasurer

                  Section 1. Powers and Duties. The Treasurer shall receive and have charge of all funds and securities of the Company; he shall deposit the funds to the credit of the Company in such depositories as the Board of Directors or the Executive Committee shall designate, and he shall disburse the same only upon written approval of the Controller or his duly authorized representative, and the approval of the President, under such rules and regulations as the Board of Directors or the Executive Committee may from time to time adopt.

                  He shall keep an account of all receipts and disbursements, which shall be open to inspection at all times by the Chairman of the Board, the Vice-Chairman of the Board, the President, or any member of the Board of Directors, and shall make such reports as the Board of Directors, the Executive Committee, or the Chairman of the Board, the Vice-Chairman of the Board or the President may require.

                  He shall have such other powers and perform such other duties as usually appertain to the office in business corporations, or as may be delegated to him by the Board of Directors, the Executive Committee or the President.

                  The Treasurer shall report to the Vice President-Finance.

                  Section 2. Assistant Treasurers. With the approval of the President, the Treasurer may designate one or more Assistant Treasurers to perform such of his duties as he finds necessary to delegate in the ordinary conduct of the business and shall, with such approval, designate an Assistant Treasurer to perform the duties of Treasurer in case of his absence or inability to serve.

                  The Assistant Treasurers shall have such other powers and perform such other duties as may be assigned to them by the Board of Directors, the Executive Committee, the President, or the Treasurer.

                  Section 3. Surety. The Treasurer and each Assistant Treasurer shall give such security for the faithful performance of his duties as the Board of Directors or the Executive Committee may require.

                                    ARTICLE X

                                   Controller

                  Section 1. Powers and Duties. The Controller shall have custody and charge of all books of accounts, except those required by the Treasurer in keeping record of the work of his office, and shall have supervision over such subsidiary accounting records as may be kept in departmental offices.

                  He shall have access to all books and accounts, including the records of the Secretary and the Treasurer, for purposes of audit and for obtaining information necessary to verify or complete the records of his office.

                  He, or his duly authorized representative, shall certify to the authorizations and approvals pertaining to all vouchers, and no payments from the general cash shall be made by the Treasurer except on vouchers bearing the written approval of the Controller, or his authorized representative, and the approval of the President.

                  He shall make periodical audits, at least twice each year, of all Company cash, including working advance funds and Company-owned securities. He shall perform such other duties as may be assigned to him by the Board of Directors, the Executive Committee or the President.

                  The Controller shall report to the Vice President-Finance.

                  In the event of the absence or disability of the Controller, the President may designate some other person or persons to perform the duties of the Controller during such absence or disability.






                                   ARTICLE XI

                                Transfer of Stock

                  Section 1. Transfer. Stock shall be transferred on the books of the Company only by the holder thereof in person or by attorney, upon surrender of the outstanding certificate therefor.

                  Section 2. Closing of Transfer Books and Fixing Record Date. The Board of Directors or the Executive Committee may fix a time not exceeding 50 days preceding the date of any meeting of Shareholders, any dividend payment date, any date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, during which the books of the Company shall be closed against transfers of stock. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors or Executive Committee may fix a date, not exceeding 50 days nor less than ten full days immediately preceding the date of any meeting of Shareholders, any dividend payment date, any date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at such meeting or entitled to receive such dividend or rights or to exercise the rights in respect of such change, conversion or exchange as the case may be.

                  Section 3. Certificates lost, stolen, etc. In case of a lost, stolen or destroyed certificate, a new certificate may be issued upon such terms as the Board of Directors or the Executive Committee may prescribe.

                                   ARTICLE XII

                                 Corporate Seal

                  Section 1. Description. The seal of the Company shall have engraved upon it the name of the Company and the words "Tarboro, N. C., Incorporated 1968."

                                  ARTICLE XIII

                               Amendment of Bylaws

                  Section 1. Method. The Board of Directors of this Corporation shall have power, by vote of a majority of all the Directors, and without the assent or vote of the Shareholders, to make, alter, amend and rescind the Bylaws of this Corporation except where prohibited by law. The Bylaws made by the Directors under the power so conferred may be altered or repealed by the Shareholders.